Exhibit 99.1

Bridgewater Bancshares, Inc. Announces Record Earnings With Second Quarter 2018 Net Income up 41% Over Second Quarter 2017

Bloomington, Minnesota. July 26, 2018. Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced record net income of $6.7 million for the second quarter of 2018, a 40.6% increase over net income of $4.8 million for the second quarter of 2017. Net income per diluted common share for the second quarter of 2018 was $0.22, a 14.4% increase, compared to $0.19 per diluted common share for the same period in 2017.

Jerry Baack, Chairman, President, and Chief Executive Officer, commented on the quarter, “We are very pleased to report another strong quarter as a publicly traded company. We achieved record net income this quarter, driven by continued organic balance sheet growth, tax reform, and strong asset quality. We have seamlessly integrated the costs associated with being a publicly traded company and continue to exhibit favorable operating leverage. Our customer acquisition and development activities have never been stronger as we seek to capitalize on continued M&A disruption and establish ourselves as the only locally led, publicly traded community bank in the Twin Cities market.”

SECOND QUARTER 2018 FINANCIAL RESULTS

		Basic	Diluted		Tangible book
ROA	ROE	Earnings per share	Earnings per share	Efficiency ratio (1)	value per share (1)
1.58%	13.39%	$0.22	$0.22	39.0%	$6.73

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Second Quarter 2018 Highlights

•

Annualized return on average assets (ROA) and return on average common equity (ROE) for the second quarter of 2018 were 1.58% and 13.39%, respectively, compared to annualized ROA and ROE of 1.37% and 15.28%, respectively, for the second quarter of 2017.

•	Net income was $6.7 million for the second quarter of 2018, compared to $4.8 million for the second quarter of 2017, an increase of 40.6%.

•	Diluted earnings per common share for the second quarter of 2018 were $0.22, compared to $0.19 for the second quarter of 2017.

•	Gross loans increased $290.5 million to $1.46 billion at the end of the second quarter of 2018, compared to $1.17 billion as of the same time last year, an increase of 24.8%.

•	Nonperforming assets to total assets decreased to 0.05%, compared to 0.25% in the second quarter of 2017.

Key Financial Measures

	As of and for the Three Months Ended		As of and for the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Per Common Share Data (1)
Basic Earnings Per Share	$0.22	$0.20	$0.45	$0.36
Diluted Earnings Per Share	0.22	0.19	0.45	0.36
Book Value Per Share	6.85	5.23
Tangible Book Value Per Share (2)	6.73	5.07
Basic Weighted Average Shares Outstanding	30,059,374	24,589,861	27,919,457	24,589,861
Diluted Weighted Average Shares Outstanding	30,486,801	24,809,069	28,345,844	24,809,069
Shares Outstanding at Period End	30,059,374	24,589,861

Selected Performance Ratios
Return on Average Assets (Annualized)	1.58%	1.37%	1.53%	1.32%
Return on Average Common Equity (Annualized)	13.39	15.28	14.56	14.63
Return on Average Tangible Common Equity (Annualized) (2)	13.64	15.78	14.88	15.13
Yield on Interest Earning Assets	4.88	4.72	4.83	4.72
Yield on Total Loans, Gross	5.29	5.03	5.20	5.06
Cost of Interest Bearing Liabilities	1.52	1.12	1.45	1.10
Cost of Total Deposits	1.03	0.78	0.97	0.76
Net Interest Margin (3)	3.82	3.94	3.80	3.95
Efficiency Ratio (2)	39.0	38.3	40.8	39.7
Noninterest Expense to Average Assets (Annualized)	1.51	1.51	1.57	1.56
Loan to Deposit Ratio	103.4	96.0
Core Deposits to Total Deposits	76.4	75.7
Tangible Common Equity to Tangible Assets (2)	11.56	8.63

Capital Ratios (Bank Only)
Tier 1 Leverage Ratio	11.32%	9.80%
Tier 1 Risk-based Capital Ratio	12.44	11.78
Total Risk-based Capital Ratio	13.60	13.03

(1)	Includes shares of common stock and non-voting common stock.
(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21% for 2018 and 35% for 2017.

Selected Financial Data

	June 30,	June 30,
	2018	2017	% Change
Selected Balance Sheet Data
Total Assets	$1,752,918	$1,447,505	21.1%
Total Loans, Gross	1,463,320	1,172,803	24.8
Allowance for Loan Losses	17,666	14,053	25.7
Goodwill and Other Intangibles	3,773	3,964	(4.8)

Deposits	1,414,691	1,222,040	15.8
Tangible Common Equity (1)	202,154	124,561	62.3
Total Shareholders' Equity	205,927	128,525	60.2
Average Total Assets - Quarter-to-Date	1,715,335	1,400,402	22.5
Average Common Equity - Quarter-to-Date	202,101	125,886	60.5

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

	For the Three Months Ended			For the Six Months Ended
	June 30,	June 30,		June 30,	June 30,
	2018	2017	% Change	2018	2017	% Change
Selected Income Statement Data
Interest Income	$20,392	$15,774	29.3%	$39,102	$30,386	28.7%
Interest Expense	4,493	2,702	66.3	8,440	5,123	64.7
Net Interest Income	15,899	13,072	21.6	30,662	25,263	21.4
Provision for Loan Losses	900	825	9.1	1,500	1,775	(15.5)
Net Interest Income after Provision for Loan Losses	14,999	12,247	22.5	29,162	23,488	24.2
Noninterest Income	485	486	(0.2)	872	966	(9.7)
Noninterest Expense	6,464	5,271	22.6	12,996	10,525	23.5
Income Before Income Taxes	9,020	7,462	20.9	17,038	13,929	22.3
Provision for Income Taxes	2,274	2,665	(14.7)	4,342	5,049	(14.0)
Net Income	$6,746	$4,797	40.6	$12,696	$8,880	43.0

Income Statement

Net Interest Income

Net interest income was $15.9 million for the second quarter of 2018, an increase of $2.8 million, or 21.6%, compared to $13.1 million for the second quarter of 2017. The increase in net interest income was largely attributable to growth in average interest earning assets, which increased by 22.2% to $1.70 billion for the three months ended June 30, 2018, from $1.39 billion for the three months ended June 30, 2017. This increase in average interest earning assets was due to continued organic growth in the loan portfolio.

Net interest margin (on a fully tax-equivalent basis) for the second quarter of 2018 was 3.82%, compared to 3.94% for the second quarter of 2017, a decrease of 12 basis points. While net interest margin has benefitted from the repricing of variable-rate loans and the origination of new loans at higher rates, this was partially offset by increased balances and rates on non-core deposits and borrowings. Furthermore, the new lower statutory federal tax rate reduced the tax equivalent adjustment by six basis points.

Interest income increased $4.6 million, or 29.3%, to $20.4 million for the second quarter of 2018,  compared to $15.8 million for the second quarter of 2017, primarily due to the increase in average loan balances.  The yield on interest earning assets (on a fully tax-equivalent basis) rose to 4.88% in the second quarter of 2018, compared to 4.72% in the second quarter of 2017, primarily due to the rising loan portfolio yield. With new loan production at yields accretive to the existing portfolio yield, as well as loan related fees providing a strong yield enhancement, the aggregate loan yield increased 26 basis points from 5.03% in the second quarter of 2017 to 5.29% in the second quarter of 2018.

Interest expense increased $1.8 million to $4.5 million for the second quarter of 2018,  compared to $2.7 million for the second quarter of 2017, primarily due to increases in average balances of both deposits and borrowings. The cost of interest bearing liabilities increased to 1.52% in the second quarter of 2018 from 1.12% in the second quarter of 2017, primarily due to higher costs and average balances of non-core interest bearing deposits and the issuance of subordinated debt that occurred in the third quarter of 2017.

A summary of the Company’s average balances, interest yields and rates, and net interest margin for the three months ended June 30, 2018 and 2017 is as follows:

Consolidated Average Balances, Interest Yields and Rates

	For the Three Months Ended
	June 30, 2018			June 30, 2017
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$25,082	$65	1.04%	$19,881	$37	0.75%
Investment Securities:
Taxable Investment Securities	119,244	488	1.64	98,592	476	1.94
Tax-Exempt Investment Securities (1)	120,965	1,247	4.13	136,664	1,647	4.83
Total Investment Securities	240,209	1,735	2.90	235,256	2,123	3.62
Loans (2)	1,426,751	18,800	5.29	1,129,284	14,161	5.03
Federal Home Loan Bank Stock	5,486	54	3.95	4,395	29	2.65
Total Interest Earning Assets	1,697,528	20,654	4.88	1,388,816	16,350	4.72%
Noninterest Earning Assets	17,807			11,586
Total Assets	$1,715,335			$1,400,402
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	178,775	160	0.36%	163,619	100	0.25%
Savings and Money Market Deposits	346,009	877	1.02	246,375	465	0.76
Time Deposits	305,077	1,386	1.82	288,955	1,077	1.50
Brokered Deposits	225,532	1,099	1.95	176,541	646	1.47
Federal Funds Purchased	12,340	56	1.82	20,445	60	1.18
Notes Payable	16,000	146	3.66	18,000	168	3.74
FHLB Advances	76,473	372	1.95	51,143	186	1.46
Subordinated Debentures	24,570	397	6.48	—	—	—
Total Interest Bearing Liabilities	1,184,776	4,493	1.52%	965,078	2,702	1.12%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	320,581			306,420
Other Noninterest Bearing Liabilities	7,877			3,018
Total Noninterest Bearing Liabilities	328,458			309,438
Shareholders' Equity	202,101			125,886
Total Liabilities and Shareholders' Equity	$1,715,335			$1,400,402
Net Interest Income/ Interest Rate Spread		16,161	3.36%		13,648	3.60%
Net Interest Margin (3)			3.82%			3.94%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(262)			(576)
Net Interest Income		$15,899			$13,072

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net tax-equivalent interest margin during the periods presented represents: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Provision for Loan Losses

The provision for loan losses was $900,000 for the second quarter of 2018, an increase of $75,000 compared to the provision for loan losses of $825,000 for the second quarter of 2017. The provision increased in the second quarter of 2018 due to a modest increase in net charge-offs in comparison to the second quarter of 2017.

A reconciliation of the Company’s allowance for loan losses for the three and six month periods ended June 30, 2018 and 2017 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2018	2017	2018	2017
Balance at Beginning of Period	$17,121	$13,216	$16,502	$12,333
Provision for Loan Losses	900	825	1,500	1,775
Charge-offs	(361)	(3)	(373)	(83)
Recoveries	6	15	37	28
Balance at June 30,	$17,666	$14,053	$17,666	$14,053

Noninterest Income

Noninterest income was $485,000 for the second quarter of 2018, a decrease of $1,000 from $486,000 for the second quarter of 2017.

The following table presents the major components of noninterest income for the three and six month periods ended June 30, 2018, compared to the three and six month periods ended June 30, 2017:

	Three Months Ended			Six Months Ended
	June 30,		Increase/	June 30,		Increase/
(dollars in thousands)	2018	2017	(Decrease)	2018	2017	(Decrease)
Noninterest Income:
Customer Service Fees	$185	$157	$28	$355	$309	$46
Net Loss on Sales of Securities	(59)	(97)	38	(59)	(66)	7
Net Gain (Loss) on Sales of Foreclosed Assets	(141)	111	(252)	(137)	150	(287)
Letter of Credit Fees	297	121	176	367	247	120
Debit Card Interchange Fees	96	99	(3)	188	192	(4)
Other Income	107	95	12	158	134	24
Totals	$485	$486	$(1)	$872	$966	$(94)

Noninterest Expense

Noninterest expense was $6.5 million for the second quarter of 2018, an increase of $1.2 million, or 22.6% from $5.3 million for the second quarter of 2017. The increase was primarily driven by a $1.2 million increase in salaries and employee benefits as the result of merit increases and increased staff to meet the needs of the Company’s growing infrastructure.

The following table presents the major components of noninterest expense for the three and six month periods ended June 30, 2018, compared to the three and six month periods ended June 30, 2017:

	Three Months Ended			Six Months Ended
	June 30,		Increase/	June 30,		Increase/
(dollars in thousands)	2018	2017	(Decrease)	2018	2017	(Decrease)
Noninterest Expense:
Salaries and Employee Benefits	$4,306	$3,092	$1,214	$8,624	$6,260	$2,364
Occupancy and Equipment	597	510	87	1,171	1,059	112
FDIC Insurance Assessment	165	255	(90)	435	510	(75)
Data Processing	126	132	(6)	158	326	(168)
Professional and Consulting Fees	222	331	(109)	523	559	(36)
Information Technology and Telecommunications	220	155	65	403	322	81
Marketing and Advertising	280	276	4	564	530	34
Intangible Asset Amortization	47	47	—	95	95	—
Other Expense	501	473	28	1,023	864	159
Totals	$6,464	$5,271	$1,193	$12,996	$10,525	$2,471

Full-time equivalent employees increased from 112 at the end of the second quarter of 2017 to 125 at the end of the second quarter of 2018. Despite increased overhead, as well as higher operating costs associated with the Company’s initial public offering, the Company experienced only a marginal increase in the efficiency ratio, a non-GAAP financial measure. The efficiency ratio was 39.0% for the second quarter of 2018, compared to 38.3% for the second quarter of 2017.

Income Taxes

The effective combined federal and state income tax rate for the second quarter of 2018 was 25.2%, compared to 35.7% for the second quarter of 2017.  The lower effective combined rate is primarily due to the reduction in the federal corporate tax rate from 35% to 21%.

Balance Sheet

Total assets at June 30, 2018 were $1.75 billion, a 4.2% increase from $1.68 billion at March 31, 2018, and a 21.1% increase from $1.45 billion at June 30, 2017. The increase in total assets was primarily due to organic loan growth.

Total gross loans at June 30, 2018 were $1.46 billion, an increase of $57.9 million, or 4.1%, over total gross loans of $1.41 billion at March 31, 2018, and an increase of $290.5 million, or 24.8%, over total gross loans of $1.17 billion at June 30, 2017.

The following table details dollar composition of the Company’s loan portfolio, by category, at the dates indicated:

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
(dollars in thousands)
Commercial and Industrial	$204,072	$199,262	$217,753	$192,840	$156,491
Construction and Land Development	164,492	147,842	130,586	119,427	123,880
Real Estate Mortgage:
1 - 4 Family Mortgage	213,265	200,573	195,707	187,573	180,892
Multifamily	340,888	332,770	317,872	286,191	255,767
CRE Owner Occupied	65,891	67,512	65,909	59,208	60,738
CRE Nonowner Occupied	470,437	453,498	415,034	422,269	390,586
Total Real Estate Mortgage Loans	1,090,481	1,054,353	994,522	955,241	887,983
Consumer and Other	4,275	3,963	4,252	4,454	4,449
Total Loans, Gross	1,463,320	1,405,420	1,347,113	1,271,962	1,172,803
Allowance for Loan Losses	(17,666)	(17,121)	(16,502)	(15,219)	(14,053)
Net Deferred Loan Fees	(4,058)	(4,130)	(4,104)	(4,128)	(3,740)
Total Loans, Net	$1,441,596	$1,384,169	$1,326,507	$1,252,615	$1,155,010

Total deposits at June 30, 2018 were $1.41 billion, an increase of $61.7 million, or 4.6%, over total deposits of $1.35 billion at March 31, 2018, and an increase of $192.7 million, or 15.8%, over total deposits of $1.22 billion at June 30, 2017.

The following table details dollar composition of the Company’s deposit portfolio, by category, at the dates indicated:

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
(dollars in thousands)
Noninterest Bearing Transaction Deposits	$323,320	$315,036	$292,539	$303,824	$301,642
Interest Bearing Transaction Deposits	178,045	164,899	177,292	188,485	183,824
Savings and Money Market Deposits	381,942	339,541	369,942	316,397	250,387
Time Deposits	300,701	304,743	292,096	289,084	296,186
Brokered Deposits	230,683	228,817	207,481	196,958	190,001
Total Deposits	$1,414,691	$1,353,036	$1,339,350	$1,294,748	$1,222,040

Total shareholders’ equity at June 30, 2018 was $205.9 million, an increase of $6.9 million, or 3.5%, over total shareholders’ equity of $199.0 million at March 31, 2018, and an increase of $77.4 million, or 60.2%, over total shareholders’ equity of $128.5 million at June 30, 2017. The increase in total shareholders’ equity was primarily due to net income retained and capital raised in the initial public offering for the periods, respectively.

Asset Quality

Asset quality metrics remained strong at June 30, 2018. Annualized net charge-offs as a percent of average loans for the second quarter of 2018 were 0.10%, compared to (0.01%) (a net recovery) for the first quarter of 2018, and 0.00% for the second quarter of 2017. At June 30, 2018, the Company’s nonperforming assets, which include nonaccrual loans and other real estate owned, were $894,000, or 0.05% of total assets, as compared to $1.4 million, 0.08% of total assets, at March 31, 2018, and $3.7 million, 0.25% of total assets, at June 30, 2017.

About the Company

Bridgewater Bancshares, Inc. is a financial holding company headquartered in Bloomington, Minnesota. The Company has two wholly owned subsidiaries, Bridgewater Bank, a Minnesota-chartered commercial bank founded in November 2005, and Bridgewater Risk Management, Inc., a captive insurance company founded in December 2016. Bridgewater Bank has two wholly owned subsidiaries, Bridgewater Investment Management, Inc. and BWB Holdings, Inc. Bridgewater Bank currently operates through 6 branches in Bloomington, Greenwood, Minneapolis (2), St. Louis Park, and Orono, all located within the Minneapolis-St. Paul-Bloomington metropolitan statistical area.

Investor Relations Contact:

Jerry Baack

Chief Executive Officer

investorrelations@bwbmn.com

952-893-6866

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. General Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.  Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area; our ability to maintain an adequate level of allowance for loan losses; our high concentration of large loans to certain borrowers; our ability to successfully manage liquidity risk; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes; interest rate risk; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

(dollars in thousands, except share data)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Cash and Cash Equivalents	$21,917	$23,725
Bank-owned Certificates of Deposits	3,803	3,072
Securities Available for Sale, at Fair Value	246,071	229,491
Loans, Net of Allowance for Loan Losses of $17,666 at June 30, 2018 (unaudited) and $16,502 at December 31, 2017	1,441,596	1,326,507
Federal Home Loan Bank (FHLB) Stock, at Cost	5,294	5,147
Premises and Equipment, Net	10,457	10,115
Foreclosed Assets	148	581
Accrued Interest	5,971	5,342
Goodwill	2,626	2,626
Other Intangible Assets, Net	1,147	1,243
Other Assets	13,888	8,763
Total Assets	$1,752,918	$1,616,612

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$323,320	$292,539
Interest Bearing	1,091,371	1,046,811
Total Deposits	1,414,691	1,339,350
Federal Funds Purchased	—	23,000
Notes Payable	16,000	17,000
FHLB Advances	84,000	68,000
Subordinated Debentures, Net of Issuance Costs	24,578	24,527
Accrued Interest Payable	1,502	1,408
Other Liabilities	6,220	6,165
Total Liabilities	1,546,991	1,479,450

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value
Authorized 10,000,000; None Issued and Outstanding at June 30, 2018 (unaudited) and December 31, 2017	—	—
Common Stock- $0.01 par value
Common Stock - Authorized 75,000,000; Issued and Outstanding 27,235,832 at June 30, 2018 (unaudited) and 20,834,001 at December 31, 2017	272	208
Non-voting Common Stock- Authorized 10,000,000; Issued and Outstanding 2,823,542 at June 30, 2018 (unaudited) and 3,845,860 at December 31, 2017	28	38
Additional Paid-In Capital	125,516	66,324
Retained Earnings	82,010	69,508
Accumulated Other Comprehensive Income (Loss)	(1,899)	1,084
Total Shareholders' Equity	205,927	137,162
Total Liabilities and Equity	$1,752,918	$1,616,612

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
INTEREST INCOME
Loans, Including Fees	$18,800	$14,161	$35,848	$27,353
Investment Securities	1,473	1,547	3,040	2,906
Other	119	66	214	127
Total Interest Income	20,392	15,774	39,102	30,386

INTEREST EXPENSE
Deposits	3,522	2,288	6,531	4,306
Notes Payable	146	168	298	335
FHLB Advances	372	186	671	373
Subordinated Debentures	397	—	766	—
Federal Funds Purchased	56	60	174	109
Total Interest Expense	4,493	2,702	8,440	5,123

NET INTEREST INCOME	15,899	13,072	30,662	25,263
Provision for Loan Losses	900	825	1,500	1,775

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	14,999	12,247	29,162	23,488

NONINTEREST INCOME
Customer Service Fees	185	157	355	309
Net Loss on Sales of Available for Sale Securities	(59)	(97)	(59)	(66)
Net Gain (Loss) on Sales of Foreclosed Assets	(141)	111	(137)	150
Other Income	500	315	713	573
Total Noninterest Income	485	486	872	966

NONINTEREST EXPENSE
Salaries and Employee Benefits	4,306	3,092	8,624	6,260
Occupancy and Equipment	597	510	1,171	1,059
Other Expense	1,561	1,669	3,201	3,206
Total Noninterest Expense	6,464	5,271	12,996	10,525

INCOME BEFORE INCOME TAXES	9,020	7,462	17,038	13,929
Provision for Income Taxes	2,274	2,665	4,342	5,049
NET INCOME	$6,746	$4,797	$12,696	$8,880

EARNINGS PER SHARE
Basic	$0.22	$0.20	$0.45	$0.36
Diluted	0.22	0.19	0.45	0.36
Dividends Paid Per Share	—	—	—	—

Bridgewater Bancshares, Inc. and Subsidiaries
Summary Quarterly Consolidated Financial Data (Unaudited)

(dollars in thousands, except share and per share data)

	As of and for the Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Selected Asset Quality Data
Loans 30-89 Days Past Due	$645	$19	$1,355
Loans 30-89 Days Past Due to Total Loans	0.04%	0.00%	0.12%
Nonperforming Loans	$746	$1,128	$1,498
Nonperforming Loans to Total Loans	0.05%	0.08%	0.13%
Foreclosed Assets	$148	$288	$2,162
Nonaccrual Loans to Total Loans	0.05%	0.08%	0.13%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.05	0.08	0.13
Nonperforming Assets (1)	$894	$1,416	$3,660
Nonperforming Assets to Total Assets (1)	0.05%	0.08%	0.25%
Allowance for Loan Losses to Total Loans	1.21	1.22	1.20
Allowance for Loans Losses to Nonperforming Loans	2,368.10	1,517.82	938.12
Net Loan Charge-Offs (Recoveries) (Annualized) to Average Loans	0.10	(0.01)	0.00

(1)	Nonperforming assets are defined as nonaccrual loans plus loans 90 days past due plus foreclosed assets.

Non-GAAP Financial Measures

	As of and for the Three Months Ended		As of and for the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
(dollars in thousands, except share data)
Efficiency Ratio
Noninterest Expense	$6,464	$5,271	$12,996	$10,525
Less: Amortization of Intangible Assets	(47)	(47)	(95)	(95)
Adjusted Noninterest Expense	$6,417	$5,224	$12,901	$10,430
Net Interest Income	15,899	13,072	30,662	25,263
Noninterest Income	485	486	872	966
Less: Loss on Sales of Securities	59	97	59	66
Adjusted Operating Revenue	$16,443	$13,655	$31,593	$26,295
Efficiency Ratio	39.0%	38.3%	40.8%	39.7%

Tangible Common Equity and Tangible Common Equity/Tangible Assets
Common Equity	$205,927	$128,525
Less: Intangible Assets	(3,773)	(3,964)
Tangible Common Equity	202,154	124,561
Total Assets	1,752,918	1,447,505
Less: Intangible Assets	(3,773)	(3,964)
Tangible Assets	$1,749,145	$1,443,541
Tangible Common Equity/Tangible Assets	11.56%	8.63%

Tangible Book Value Per Share
Book Value Per Common Share	$6.85	$5.23
Less: Effects of Intangible Assets	(0.12)	(0.16)
Tangible Book Value Per Common Share	$6.73	$5.07

Average Tangible Common Equity
Average Common Equity	$202,101	$125,886	$175,855	$122,378
Less: Effects of Average Intangible Assets	(3,796)	(3,980)	(3,820)	(4,004)
Average Tangible Common Equity	$198,305	$121,906	$172,035	$118,374

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates (year-to-date)

(dollars in thousands, except per share data) (Unaudited)

	For the Six Months Ended
	June 30, 2018			June 30, 2017
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$23,396	$115	0.98%	$19,449	$70	0.73%
Investment Securities:
Taxable Investment Securities	118,485	1,121	1.91	97,596	850	1.76
Tax-Exempt Investment Securities (1)	117,913	2,430	4.16	133,464	3,163	4.78
Total Investment Securities	236,398	3,551	3.03	231,060	4,013	3.50
Loans (2)	1,390,094	35,848	5.20	1,090,389	27,353	5.06
Federal Home Loan Bank Stock	5,439	99	3.67	4,283	57	2.68
Total Interest Earning Assets	1,655,327	39,613	4.83	1,345,181	31,493	4.72%
Noninterest Earning Assets	15,462			11,295
Total Assets	$1,670,789			$1,356,476
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	180,348	272	0.30%	145,583	176	0.24%
Savings and Money Market Deposits	349,987	1,633	0.94	248,692	884	0.72
Time Deposits	301,724	2,643	1.77	284,142	2,095	1.49
Brokered Deposits	211,657	1,983	1.89	165,037	1,151	1.41
Federal Funds Purchased	20,381	174	1.72	21,693	109	1.01
Notes Payable	16,250	298	3.70	18,250	335	3.70
FHLB Advances	72,398	671	1.87	52,066	373	1.44
Subordinated Debentures	24,557	766	6.29	—	—	—
Total Interest Bearing Liabilities	1,177,302	8,440	1.45%	935,463	5,123	1.10%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	308,216			296,658
Other Noninterest Bearing Liabilities	9,416			1,977
Total Noninterest Bearing Liabilities	317,632			298,635
Shareholders' Equity	175,855			122,378
Total Liabilities and Shareholders' Equity	$1,670,789			$1,356,476
Net Interest Income/ Interest Rate Spread		31,173	3.38%		26,370	3.62%
Net Interest Margin (3)			3.80%			3.95%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(511)			(1,107)
Net Interest Income		$30,662			$25,263

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net tax-equivalent interest margin during the periods presented represents: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.